SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.           )
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☐ Preliminary proxy statement
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☑ Definitive proxy statement
☐ Definitive additional materials
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SAGA COMMUNICATIONS, INC.

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SAGA COMMUNICATIONS, INC.
73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236
NOTICE OF ANNUAL MEETING
May 15, 2006
To the Stockholders of
Saga Communications, Inc.
      Notice is hereby given that the Annual Meeting of the Stockholders of Saga Communications, Inc. will be held at the Georgian Inn, 31327 Gratiot, Roseville, Michigan, on Monday, May 15, 2006, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1) To elect directors for the ensuing year and until their successors are elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year 2006; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders of record on March 30, 2006 will be entitled to notice of and to vote at this meeting. You are invited to attend the meeting. Whether or not you plan to attend in person, you are urged to sign and return immediately the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you are a stockholder of record and attend the meeting.

By Order of the Board of Directors,

MARCIA LOBAITO
Secretary
April 21, 2006
      Please complete, sign and date the enclosed proxy and mail it as promptly as possible. If you attend the meeting and vote in person, the proxy will not be used.

SAGA COMMUNICATIONS, INC.
73 Kercheval Avenue
Grosse Pointe Farms, Michigan 48236
PROXY STATEMENT
Annual Meeting of Stockholders
May 15, 2006

INTRODUCTION
      This proxy statement is furnished in connection with the solicitation of proxies by Saga Communications, Inc. (the “Company”) on behalf of the board of directors to be used at the Annual Meeting of Stockholders to be held on May 15, 2006, and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. All stockholders of record of our Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) at the close of business on March 30, 2006, will be entitled to vote. The stock transfer books will not be closed. This proxy statement and the accompanying proxy card were first mailed to stockholders on or about April 21, 2006.
      Stockholders attending the meeting may vote by ballot. However, since many stockholders may be unable to attend the meeting, the board of directors is soliciting proxies so that each stockholder at the close of business on the record date has the opportunity to vote on the proposals to be considered at the meeting.
      Registered stockholders can simplify their voting and save us expense by voting by telephone or by the Internet. Telephone and Internet voting information is on the proxy card. Stockholders not voting by telephone or Internet may return the proxy card. Stockholders holding shares through a bank or broker should follow the voting instructions on the form they receive from the bank or broker. The availability of telephone and Internet voting will depend on the bank’s or broker’s voting process.
      Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with us, by attending the meeting and voting in person, or by notifying us of the revocation in writing to our Chief Financial Officer at 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Proxies received in time for the voting and not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder. Any proxy which fails to specify a choice with respect to any matter to be acted upon will be voted “FOR” the election of each nominee for director (Proposal 1), and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2005 (Proposal 2).
      The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. In the absence of a quorum, the Annual Meeting may be postponed from time to time until stockholders holding the requisite amount are present or represented by proxy.
      As of March 30, 2006, we had outstanding and entitled to vote 18,189,091 shares of Class A Common Stock and 2,390,808 shares of Class B Common Stock.
      In the election of directors, the holders of Class A Common Stock, voting as a separate class with each share of Class A Common Stock entitled to one vote per share, elect twenty-five percent, or two, of our directors. The holders of the Common Stock, voting as a single class with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes, elect the remaining five directors. For Proposal 2, and any other matters to be voted on at the meeting, the holders of the Common Stock will vote together as a single class, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes.
      If you withhold your vote with respect to the election of the directors or abstain from voting on Proposal 2, your shares will be counted for purposes of determining a quorum. However, votes that are withheld will be excluded entirely from the vote on the election of directors and will therefore have no effect on the outcome. Abstentions on Proposal 2 will be treated as votes cast on the matter and therefore have the same effect as a vote against the proposal.

      If you own shares through a bank or broker in street name, you may instruct your bank or broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your bank or broker with voting instructions and the bank or broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange (“NYSE”) rules. A broker non-vote may also occur if your broker fails to vote your shares for any reason. The election of directors and Proposal 2 are considered routine matters under the NYSE rules, so your bank or broker will have discretionary authority to vote your shares held in street name on those items. Broker non-votes will be treated as shares present for quorum purposes.
      In some instances we may deliver only one copy of this proxy statement and the 2005 Annual Report to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and the 2005 Annual Report to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Financial Officer at (313) 886-7070, and requests in writing should be sent to Saga Communications, Inc., Attention: Chief Financial Officer, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our Common Stock, as of March 30, 2006, for (i) our Chief Executive Officer and our other most highly compensated executive officers, (ii) each of our directors, (iii) all of our current directors and executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our Common Stock. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Saga Communications, Inc., 73 Kercheval Ave., Grosse Pointe Farms, MI 48236. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Except as indicated by footnote, each person identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown held by them. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes shares of Common Stock underlying options held by such person that are exercisable within 60 calendar days of March 30, 2006, but excludes shares of Common Stock underlying options held by any other person. Percentage of beneficial ownership is based on the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of March 30, 2006.

	Number of Shares				Percent of Class

Name	Class A		Class B		Class A	Class B

Donald Alt	35,718	(1)	0		*	n/a
Catherine A. Bobinski	102,960	(1)	0		*	n/a
Brian Brady	5,069	(1)	0		*	n/a
Clarke R. Brown, Jr.	2,976	(1)	0		*	n/a
Samuel D. Bush	190,252	(1)	0		*	n/a
Edward K. Christian	11,079		2,734,650	(2)	*	100%
Jonathan Firestone	21,060		0		*	n/a
Steven J. Goldstein	325,756	(1)	0		1.8%	n/a
Warren S. Lada	199,200	(1)	0		1.1%	n/a
Marcia K. Lobaito	105,637	(1)	0		*	n/a
Robert J. Maccini	7,054	(1)	0		*	n/a
Gary Stevens	9,007	(1)	0		*	n/a
All directors and officers as a group (12 persons)	1,015,768	(3)	2,734,650	(2)	5.4%	100%
T. Rowe Price Associates, Inc.	2,357,350	(4)	0		13.0%	n/a
FMR Corp.	2,304,509	(5)	0		12.7%	n/a
Babson Capital Management LLC	1,827,629	(6)	0		10.0%	n/a
Avenir Corporation	1,440,322	(7)	0		7.9%	n/a
Columbia Wanger Asset Management, L.P.	1,122,900	(8)	0		6.2%	n/a
UBS AG	948,954	(9)	0		5.2%	n/a

*	Less than 1%.

(1)	Includes the following shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of March 30, 2006: Mr. Alt, 3,177 shares; Ms. Bobinski, 91,573 shares; Mr. Brady, 3,893 shares; Mr. Brown, 2,560 shares; Mr. Bush, 167,347 shares; Mr. Firestone, 1,225 shares; Mr. Goldstein, 207,606 shares; Mr. Lada, 171,413 shares; Ms.. Lobaito, 92,468 shares; Mr. Maccini,

3,778 shares; and Mr. Stevens, 1,897 shares. Also includes the entire grant of restricted stock (Class A Common Stock) which vests in 20% increments annually (i) commencing March 1, 2006 as follows: Ms. Bobinski, 1,916 shares; Mr. Bush, 5,120 shares; Mr. Goldstein, 6,249 shares; Mr. Lada, 5,120 shares; and Ms. Lobaito, 2,482 shares; and (ii) commencing March 1, 2007 as follows: Ms. Bobinski, 5,493 shares; Mr. Bush, 11,741 shares; Mr. Goldstein, 14,329 shares; Mr. Lada, 11,741 shares; and Ms. Lobaito, 5,719 shares.

(2)	Includes 343,842 shares of Class B Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of March 30, 2006. Also includes the entire grant to Mr. Christian of 9,207 shares of restricted stock (Class B Common Stock) which vests in 20% increments annually commencing March 1, 2006 and 21,231 shares of restricted stock (Class B Common Stock) which vest in 20% increments annually commencing March 1, 2007.

(3)	Includes an aggregate of 746,937 shares of Class A Common Stock reserved for issuance upon exercise of stock options exercisable within 60 days of March 30, 2006. Also includes an aggregate of 69,910 shares of restricted stock (Class A Common Stock).

(4)	According to their most recent joint Schedule 13G on file with the SEC, T. Rowe Price Associates, Inc. (“Price Associates”) (an investment adviser) and T. Rowe Price Small Cap Value Fund, Inc. (an investment adviser) have sole voting power with respect to 837,700 and 1,450,000 shares, respectively, have sole dispositive power with respect to 2,357,350 and 0 shares, respectively, and have no shared voting or dispositive power. The principal address is 100 E. Pratt Street, Baltimore, MD 21202.

(5)	According to its most recent joint Schedule 13G on file with the SEC, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 2,304,509 shares as a result of acting as an investment advisor to various investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,764,100 shares. Fidelity is a wholly-owned subsidiary of FMR Corp, and members of the family of Edward D. Johnson, 3d are a controlling group with respect to FMR Corp. The principal address of FMR Corp is 82 Devonshire Street, Boston, MA 02109.

(6)	According to its most recent Schedule 13G on file with the SEC, Babson Capital Management LLC, an investment adviser, has sole voting and dispositive powers with respect to 1,827,629 shares. The principal address is 470 Atlantic Avenue, Boston, MA 02210.

(7)	According to its most recent Schedule 13D on file with the SEC, Avenir Corporation, an investment adviser, has sole voting and dispositive powers with respect to 1,440,322 shares. The principal address is 1725 K Street NW, Washington, D.C. 20006.

(8)	According to their most recent joint Schedule 13G on file with the SEC, Columbia Wanger Asset Management, L.P., WAM Acquisition GP, Inc., and Columbia Acorn Trust have shared voting and dispositive power with respect to 1,122,900 shares, 1,122,900 shares, and 992,000 shares, respectively. The principal address is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(9)	According to its most recent Schedule 13G on file with the SEC, UBS AG (for the benefit and on behalf of the Traditional Investments division of the UBS Global Asset Management Business Group of UBS AG and its subsidiaries and affiliates) has sole voting power with respect to 691,193 shares and shared dispositive power with respect to 948,954 shares. UBS AG disclaims beneficial ownership of such securities. The principal address is Bahnhofstrasse 45, P.O. Box CH-8021, Zurich, Switzerland.

PROPOSAL 1 — ELECTION OF DIRECTORS
      The persons named below have been nominated for election as directors at the Annual Meeting. The directors who are elected shall hold office until their respective successors shall have been duly elected and qualified. It is intended that the two persons named in the first part of the following list will be elected by the holders of Class A Common Stock voting as a separate class with each share of Class A Common Stock entitled to one vote per share, and that the five persons named in the second part of the list will be elected by the holders of the Class A Common Stock and Class B Common Stock, voting together as a single class with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. In accordance with Delaware General Corporation Law, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. This means the director nominees receiving the highest number of “FOR” votes will be elected as directors.
      All nominees are members of the present board of directors. Each of the nominees for director has consented to being named a nominee in this proxy statement and has agreed to serve as a director, if elected at the Annual Meeting. If, due to circumstances not now foreseen, any of the nominees named below will not be available for election, the proxies will be voted for such other person or persons as the board may select.
      The Board recommends a vote “FOR” each of the following nominees.

Principal Occupation During
Name and Age	the Past Five Years	Director Since

Directors to be elected by holders of Class A Common Stock:
Jonathan Firestone, 61	Marketing consultant since 2000; President and Chief Executive Officer of BBDO Minneapolis and director of BBDO, North America (advertising agency) from 1988 to 1999.	December 1992
Brian Brady, 47	President and Chief Executive Officer of Northwest Broadcasting and Eagle Creek Broadcasting since 1995 and 2002, respectively.	August 2002
Directors to be elected by holders of Class A and Class B Common Stock, voting together:
Donald Alt, 60	Broadcasting investor, Chairman of Forever Radio Companies and Keymarket Communications since 1996 and 1999, respectively.	July 1997
Clarke R. Brown, Jr., 65	President — Radio Division of Jefferson — Pilot Communications from 1993 to June 2005.	July 2004
Edward K. Christian, 61	President, Chief Executive Officer and Chairman of Saga Communications, Inc. and its predecessor since 1986.	March 1992
Robert J. Maccini, 47	President, Signal Ventures Associates, Inc. d/b/a Media Services Group, Inc. (a media broker) since 1989.	March 2001
Gary Stevens, 66	Managing Director, Gary Stevens & Co. (a media broker) since 1986.	July 1995

CORPORATE GOVERNANCE
      We are committed to having sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our stockholders. Our business affairs are conducted under the direction of our board of directors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.
      Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and charters for both the Finance and Audit Committee and the Compensation Committee are posted on the “Investor Relations — Corporate Governance” page of our website at www.sagacommunications.com, and will be provided free of charge to any stockholder upon written request to our Secretary at our corporate headquarters.
      We are a “controlled company” under the NYSE’s corporate governance listing standards because more than 50% of the combined voting power of our common stock (Class A and Class B shares) is held by Edward K. Christian, our President, CEO and Chairman. Mr. Christian owns approximately 60% of the combined voting power of our common stock (Class A and Class B shares) with respect to those matters on which Class B Common stock is entitled to ten votes per share. As such, we are not required: (i) to have a majority of our directors be “independent,” (ii) to have our Compensation Committee be comprised solely of independent directors, and (iii) to have a Nominating/ Corporate Governance Committee which is comprised solely of independent directors.
Board of Directors

Director Independence
      Our board has determined that Donald Alt, Brian Brady, Clarke Brown, and Jonathan Firestone, constituting a majority of the directors, are “independent” directors within the meaning of the rules of the NYSE, based on the board’s application of the standards of independence set forth in our Corporate Governance Guidelines.

Board Meetings; Presiding Director
      Our board of directors held a total of five meetings during 2005. Each incumbent director attended at least 75% of the total number of meetings of the board and any committees of the board on which he served during 2005, which were held during the period that he served. None of the directors other than Mr. Christian and Mr. Brady attended last year’s annual stockholders’ meeting. The directors are not required to attend our annual stockholder meetings. The board has designated the chairman of the Finance and Audit Committee, Donald Alt, as the director to preside at regularly scheduled non-management executive sessions of the board.

Communications with the Board
      Stockholders and interested parties may communicate with the board of directors or any individual director by sending a letter to Saga Communications, Inc., 73 Kercheval Ave., Grosse Pointe Farms, Michigan 48236, Attn: Presiding Director (or any individual director). The Chief Financial Officer or the corporate Secretary will receive the correspondence and forward it to the presiding director or to any individual director or directors to whom the communication is directed. The Chief Financial Officer and the corporate Secretary are authorized to review, sort and summarize all communications received prior to their presentation to the presiding director or to whichever director(s) the communication is addressed. If such communications are not a proper matter for board attention, such individuals are authorized to direct such communication to the appropriate department. For example, stockholder requests for materials or information will be directed to investor relations personnel.

Board Compensation
      Each director who is not an employee receives an annual retainer fee equivalent to $18,000 per year, plus $1,800 for each board or committee meeting attended in person and $500 for each telephonic meeting attended. In addition, the chairpersons of each committee receive $1,000 per quarter. Under our 1997 Non- Employee Directors Stock Option Plan, options are granted to the directors in lieu of these fees. On the last business day of January of each year, each eligible director is automatically granted an option to purchase that number of shares of our Class A Common Stock equal to the amount of compensation payable to the director, divided by the fair market value of the Class A Common Stock on the last trading day of the December immediately preceding the date of grant less $.01 per share. The options are immediately vested and exercisable at an exercise price of $.01 per share and may be exercised at the written election of the directors, but in no event for more than for a period of 10 years from the date of grant. Directors may elect to receive life insurance premiums as part of their compensation. Mr. Firestone is the only director to make such election and, as a result, we paid life insurance premiums on his behalf in the amount of $21,000 in 2005. Directors may elect to receive health insurance in addition to their fees for which they pay an annual premium. Messrs. Alt and Stevens are the only directors to make such election. Directors who are employees receive no additional compensation for serving as directors or attending board or committee meetings.
Corporate Governance Guidelines
      Our Corporate Governance Guidelines, along with the charters of the board’s committees, provide the framework under which we are governed. The Guidelines address the functions and responsibilities of our board of directors and provide a consistent set of principles for the board members and management to follow while performing their duties. The Guidelines are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the corporate governance listing requirements of the NYSE. Our Corporate Governance Guidelines address, among other things:

•	director qualification and independence standards;

•	the duties and responsibilities of the board of directors and management;

•	regular meetings of the independent directors;

•	how persons are nominated by the board for election as directors;

•	limitations on board service;

•	the principles for determining director compensation;

•	the organization and basic function of board committees;

•	the annual compensation review of the CEO and other executive officers;

•	the board’s responsibility for maintaining a management succession plan;

•	director access to senior management and the ability of the board and its committees to engage independent advisors; and

•	the annual evaluation of the performance of the board and its committees.

Code of Business Conduct and Ethics
      Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees, including the Chief Executive Officer, Chief Financial Officer and Corporate Controller. The Code addresses those areas in which we must act in accordance with law or regulation, and also establishes the responsibilities, policies and guiding principles that will assist us in our commitment to adhere to the highest ethical standards and to conduct our business with the highest level of integrity. Any amendments to the Code, as well as any waivers granted to any director or executive officer, will be disclosed on our website.
Board Committees and Their Functions
      Our board of directors has a Finance and Audit Committee and a Compensation Committee. The charters of the Finance and Audit Committee and the Compensation Committee are available on our website.

Finance and Audit Committee
      The members of the Finance and Audit Committee are Messrs. Alt, Brady, Brown and Firestone. Mr. Alt is the Chairman of the Committee. The board has determined that all members of the Finance and Audit Committee are independent as required by the rules of the SEC and the listing standards of the NYSE, and has designated Mr. Alt as an “audit committee financial expert” as that term is defined in the SEC rules. The Finance and Audit Committee is responsible for retaining and overseeing our independent registered public accounting firm and approving the services performed by them; for overseeing our financial reporting process, accounting principles, the integrity of our financial statements, and our system of internal accounting controls; and for overseeing our internal audit function. The Committee is also responsible for overseeing our legal and regulatory compliance and ethics programs. The Finance and Audit Committee operates under the revised written charter adopted by the board of directors in March 2005. The Finance and Audit Committee held four meetings in 2005. See the “Report of the Audit Committee” below.

Compensation Committee
      The Compensation Committee currently consists of Messrs. Alt, Brady, Brown, and Firestone, each of whom are independent under the listing standards of the NYSE. Mr. Firestone is the Chairman of the Committee. The Compensation Committee is responsible for reviewing certain of our compensation programs and making recommendations to the board of directors with respect to compensation for our chief executive officer, executive officers, and our directors. The Compensation Committee is also responsible for administering our stock plans and our 2005 Incentive Compensation Plan (the “2005 Plan”), except to the extent that such responsibilities have been retained by the board. The Compensation Committee has delegated to management certain day-to-day operational activities related to the stock and incentive compensation plans. This Committee operates pursuant to the written charter adopted by the board of directors in February 2004. The Compensation Committee held six meetings in 2005. See the “Report of the Compensation Committee” below.
Director Nomination Process
      The board of directors does not have a nominating committee. Rather, due to the size of the board and the board’s desire to be involved in the nomination process, the board as a whole identifies and evaluates each candidate for director, and will recommend a slate of director nominees to the stockholders for election at each annual meeting of stockholders. Stockholders may recommend nominees for election as directors by writing to the corporate Secretary.

Consideration of Director Nominees
      In evaluating and determining whether to recommend a person as a candidate for election as a director, the board considers the qualifications set forth in our Corporate Governance Guidelines, which include relevant management and/or industry experience; high personal and professional ethics, integrity and values; a commitment to representing the long-term interests of our stockholders as a whole rather than special interest groups or constituencies; independence pursuant to the guidelines set forth in the Corporate Governance Guidelines; and an ability and willingness to devote sufficient time to carrying out their duties and responsibilities as directors.

Identifying Director Nominees; Consideration of Nominees of the Stockholders
      The board may employ a variety of methods for identifying and evaluating director nominees. The board regularly assesses the size of the board, the need for particular expertise on the board and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the board considers various potential candidates for director which may come to the board’s attention through current board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the board, and may be considered at any point during the year.
      The board will consider candidates recommended by stockholders, when the nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees.” The deadlines and procedures for stockholder submissions of director nominees are described below under “Stockholder Proposals and Director Nominations for the 2007 Annual Meeting.” Following verification of the stockholder status of persons recommending candidates, the board makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the board as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the board, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the board.
FINANCE AND AUDIT COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.
      Our management is responsible for the preparation, presentation and integrity of our financial statements, the accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee’s responsibility is generally to monitor and oversee these processes.
      In the performance of its oversight function, the Committee:

•	Met to review and discuss our audited financial statements for the year ended December 31, 2005 with our management and our independent auditors;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect, and discussed the independent auditors’ independence with them;

•	Received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.
      While the Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management. The independent registered public accounting firm is responsible for planning and conducting their audits.
      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its charter, the Committee recommended to the board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.
Finance and Audit Committee:
Donald Alt (Chair), Brian Brady, Clarke Brown and Jonathan Firestone
COMPENSATION COMMITTEE REPORT
      The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.
Overview
      The Compensation Committee is comprised solely of independent directors. The responsibilities of the Committee include reviewing our management compensation programs and making recommendations to the board of directors with respect to compensation.
      The Committee believes that in order to maximize stockholder value we must have a compensation program designed to attract and retain superior management at all levels in the organization. The objective of the management compensation program is to both reward short-term performance and motivate long-term performance in such a way that management’s incentives are aligned with the interests of the stockholders. The Committee believes that management at all levels should have a meaningful equity participation in our ownership, although no specific target level of equity holdings has been established by the Committee.
Executive Compensation Program
      In order to meet these objectives, our executive compensation program consists of three primary components: salary, bonuses and awards of stock-based compensation. The Committee reviews the annual compensation for the senior executives named in the Summary Compensation Table and the station managers (the “executives”). Salaries are established for each executive officer on the basis of, as applicable, terms of any employment agreement, the scope of responsibility and accountability within the Company, and take into account publicly available compensation levels for comparable positions in the entities which comprise the peer group used for the Performance Graph set forth under “Common Stock Performance” below (the “Peer Group”). The Committee attempts to set compensation levels approximating the compensation rates of comparable positions in the Peer Group, while recognizing individual performance and budgeted operating profits. Bonuses for the executives are determined based on the Committee’s judgment of our operating profitability, growth in revenues and profits and overall financial condition, and the individual executive’s contribution to these results. The bonus payable to the Chief Executive Officer is made pursuant to the Chief Executive Officer Annual Incentive Plan (the “CEO Plan”). See “CEO Compensation” below.
      Grants of stock options and other stock-based awards are a major part of our long-term incentive strategy. The Committee believes that awards provide executives with an economic stake in our future parallel to that of the stockholders. Stock awards are based on the Company’s stock performance, the executive’s tenure with the Company, and satisfaction of budget goals.
CEO Compensation
      In 2005, our most highly compensated executive officer was Edward K. Christian, President and Chief Executive Officer. Mr. Christian received a salary of $530,438 in 2005 and earned a bonus of $400,000 for the 2005 fiscal year. Mr. Christian’s salary and bonus are determined based on his employment agreement and the CEO plan. Among other things, Mr. Christian’s employment agreement provides that Mr. Christian’s aggregate compensation in any year may not be less than his average aggregate annual compensation for the prior three years unless his or our performance shall have declined substantially. See “Executive Compensation-Employment Contract below.” Under the CEO Plan, within ninety (90) days after the beginning of each fiscal year, the Committee establishes a bonus opportunity for the chief executive officer. The bonus opportunity cannot exceed 500% of his base salary for such year. The amount of the target bonus actually paid is based on the extent to which pre-established corporate and financial performance goals are met. The goals and the relative weight given to each for any particular year are approved by the Committee. The goals in 2005 related to net revenues, market revenue performance, free cash flow and operating margins. The bonus payments under the CEO Plan are calculated at the end of the fiscal year based on the achievement of the annual performance goals. If the performance criteria are not met, the Committee may award a portion of the potential bonus amount in its discretion.
      Of the bonus awarded Mr. Christian, $225,000 was awarded based on the Company achieving net revenue and free cash flow goals for fiscal year 2005. An additional $175,000 was awarded by the Committee, in its discretion, based on market conditions and a subjective evaluation of Mr. Christian’s performance. Under Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder, deductions for employee remuneration in excess of $1 million that are not performance-based are disallowed for publicly-traded companies. In order to qualify some or all of the bonus portion of the Chief Executive Officer’s compensation package as performance-based compensation within the meaning of Section 162(m), the board adopted and stockholders approved the CEO Plan in May, 2005. However, any discretionary bonuses may not qualify as performance based compensation within the meaning of Section 162(m) of the Code.

Option Grants and Cancellations
      In June 2005, the board approved the grant of stock options under the 2005 Plan to the named executive officers as set forth in footnote 1 and under “Option/ SAR Grants in Last Fiscal Year” below. The 2005 options were granted in June 2005. In December 2005, the Company bought back and cancelled options granted to the named executive officers under the Company’s 2003 Stock Option Plan (the “2003 Plan”). The 2005 option grant to the named executive officers (aggregating 135,425 options) was not in replacement of the 2003 option grant (aggregating 897,121 options). The 2003 options were intended to cover a five year period beginning in 2003 and ending in 2007. The 2003 options were bought back for the payment of $0.10 per share, a price determined after consulting an independent valuation firm. The decision to buy back and cancel the referenced stock options was made primarily to reduce share-based compensation expense that otherwise likely would be recorded in future periods following the Company’s then anticipated adoption in the first quarter of Statement of Financial Accounting Standards No. 123(R) entitled “Share-Based Payment.” These options would have resulted in an additional compensation expense of approximately $1,771,000 (net of tax) that would have been recorded for 2006, 2007 and 2008 in the aggregate.
      The following table sets forth certain information of the Company during the last ten completed fiscal years:
Ten-Year Option/ SAR Repricings

		Number of Securities		Exercise Price at		Length of Original
		Underlying	Market Price of	Time of		Option Term
		Options/SARs	Stock at Time of	Repricing or		Remaining at
		Repriced or	Repricing or	Amendment	New Exercise	Date of Repricing
Name	Date	Amended (#)(1)	Amendment	($)(1)	Price ($)	or Amendment

Edward K. Christian	6-14-05	(1)	$14.70	$19.22	$14.70	3 years
President and Chief
Executive Officer
Steven J. Goldstein	6-14-05	(1)	$14.70	$19.22	$14.70	3 years
Executive V.P. and
Group Program Director
Warren S. Lada	6-14-05	(1)	$14.70	$19.22	$14.70	3 years
Senior V.P. — Operations
Samuel D. Bush	6-14-05	(1)	$14.70	$19.22	$14.70	3 years
Senior V.P. and
Chief Finance Officer
Marcia K. Lobaito	6-14-05	(1)	$14.70	$19.22	$14.70	3 years
Senior V.P., Corporate
Secretary and Director
of Business Affairs
Catherine A. Bobinski	6-14-05	(1)	$14.70	$19.22	$14.70	3 years
V.P., Controller and
Chief Accounting Officer

(1)	In June 2005, the board approved the grant of stock options and restricted stock to the named executive officers as set forth in the “Summary Compensation Table.” The number of options granted in June 2003 under the Company’s 2003 Plan, which were all cancelled in December 2005, and the number of options granted in June 2005, to the named executive officers were as follows:

	2003 Options Cancelled	2005 Options Granted

Mr. Christian	339,343	41,431
Mr. Goldstein	149,278	28,118
Mr. Lada	144,215	23,042
Mr. Bush	141,272	23,042
Ms. Lobaito	53,213	11,169
Ms. Bobinski	51,800	8,623
      The 2003 options were exercisable at $19.22 per share in 20% increments on March 1, 2004, 2005, 2006, 2007 and 2008, respectively, provided that the fair market value of Class A Common Stock attained $30.95 per share (subject to adjustment for stock splits, stock dividends or other similar change in common stock) on or before June 2, 2008 and either (i) remained at or above such value for 10 consecutive trading days, or (ii) averaged at or above such value for a period of 20 consecutive trading days. If a change of control (as defined in the 2005 Plan) occurred, these options would have become immediately exercisable.
Compensation Committee:
Jonathan Firestone (Chair), Donald Alt, Brian Brady, and Clarke Brown
PROPOSAL 2 — TO RATIFY APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Finance and Audit Committee has appointed Ernst & Young LLP to be our independent auditors for the fiscal year ending December 31, 2006. Ernst & Young LLP has been our independent auditors since 1986. The Finance and Audit Committee appoints the independent auditors annually, and also reviews and pre-approves audit and permissible non-audit services performed by Ernst & Young LLP, as well as the fees paid to Ernst & Young LLP for such services.
      Before appointing Ernst & Young LLP as our independent auditors to audit our books and accounts for the fiscal year ending December 31, 2006, the Finance and Audit Committee carefully considered that firm’s qualifications as our independent auditors. In its review of non-audit services and its appointment of Ernst & Young LLP, the Committee also considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.
      The board is asking the stockholders to ratify the appointment of Ernst & Young LLP. Although stockholder ratification of the appointment is not required, if the stockholders do not ratify the appointment, the Finance and Audit Committee will consider such vote in its decision to appoint the independent registered public accounting firm for 2007.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders.
      The firm of Ernst & Young LLP has advised us that neither it nor any of its members has any direct financial interest in us as a promoter, underwriter, voting trustee, director, officer or employee.

Fees Paid to Ernst & Young LLP
      The following table presents the fees paid by us for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2005.

Fee Category	2004 Fees	2005 Fees

Audit fees	$733,708	$577,000
Audit-related fees	51,054	50,133
Tax fees	205,881	63,964
All other fees	—	—

Total fees	$990,643	$691,097

Audit Fees
      Audit fees were for professional services rendered for the audit of our consolidated financial statements and reviews of the interim consolidated financial statements included in quarterly reports.

Audit-Related Fees
      Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

Tax Fees
      Tax fees were professional services for federal, state and local tax compliance, tax advice and tax planning.
Policy for Pre-Approval of Audit and Non-Audit Services
      The Finance and Audit Committee’s policy is to pre-approve all audit services and all non-audit services that our independent auditors are permitted to perform for us under applicable federal securities regulations. As permitted by the applicable regulations, the Committee’s policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed by the Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others. The Committee has delegated to the Chair of the Finance and Audit Committee the authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.
      The pre-approval policy was implemented effective as of May 6, 2003, as required by the applicable regulations. All engagements of the independent auditor to perform any audit services and non-audit services since that date have been pre-approved by the Committee in accordance with the pre-approval policy. The policy has not been waived in any instance.
The Board recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006.

COMMON STOCK PERFORMANCE
      Set forth below is a line graph comparing the cumulative total stockholder return for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 of our Class A Common Stock against the cumulative total return of the NYSE Stock Market (US Companies) and a Peer Group selected by us consisting of the following radio and/or television broadcast companies: Arbitron Inc., Beasley Broadcast Group Inc., CBS Corp. Citadel Broadcasting Corp., Clear Channel Communications Inc., Cox Radio Inc., Cumulus Media Inc., Walt Disney Co., Emmis Communications Corp., Entercom Communications Corp., Entravision Communications Corp., Fisher Communications Inc., Interep National Radio Sales Inc., Jefferson Pilot Corp., Journal Communications Inc., Radio One Inc., Regent Communications Inc., Saga Communications, Inc., Salem Communications Corp., Sirius Satellite Radio Inc., Spanish Broadcasting System Inc., Univision Communications Inc., Westwood One Inc. and X M Satellite Radio Holdings Inc. The graph and table assume that $100 was invested on December 31, 2000, in each of our Class A Common Stock, the NYSE Stock Market (US Companies) and the Peer Group and that all dividends were reinvested. The information contained in this graph shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.
Comparison of Five-Year Cumulative Total Returns
      The comparisons in the above table are required by the SEC. This table is not intended to forecast or to be indicative of any future return on our Class A Common Stock.

EXECUTIVE COMPENSATION
      The following table summarizes the compensation for the years ended December 31, 2005, 2004 and 2003 for our Chief Executive Officer and our other most highly compensated executive officers.
Summary Compensation Table

						Long-Term
						Compensation
						Awards

						Securities
		Annual Compensation			Restricted	Underlying
				Other Annual	Stock Awards	Options (in		All Other
Name and Principal Position	Year	Salary	Bonus	Compensation(2)	($)(1)	Shares)(1)		Compensation(4)

Edward K. Christian	2005	$530,438	$400,000	$52,662	$135,343	41,431		$86,026
President and	2004	512,500	462,500		0	0		52,176
Chief Executive Officer	2003	500,000	425,000		0	339,343	(3)	54,200
Steven J. Goldstein	2005	$365,815	$87,500		$91,860	28,118		$30,942
Executive Vice President	2004	348,462	87,500		0	0		16,098
and Group Program	2003	313,808	80,000		0	149,278	(3)	16,858
Director
Warren S. Lada	2005	$299,765	$37,500		$75,264	23,042		$26,514
Senior Vice President-	2004	283,462	37,500		0	0		12,176
Operations	2003	257,500	30,000		0	144,215	(3)	12,577
Samuel D. Bush	2005	$299,765	$37,500		$75,264	23,042		$26,219
Senior Vice President and	2004	283,462	37,500		0	0		12,176
Chief Financial Officer	2003	255,000	30,000		0	141,272	(3)	12,505
Marcia K. Lobaito	2005	$145,695	$22,500		$36,485	11,169		$16,924
Senior Vice President,	2004	136,077	22,500		0	0		6,561
Corporate Scy, &	2003	120,500	17,500		0	53,213	(3)	6,890
Director of Business Affairs
Catherine A. Bobinski	2005	$140,229	$22,500		$28,165	8,623		$11,758
Vice President, Controller,	2004	132,000	27,500		0	0		6,579
Chief Accounting Officer	2003	117,500	17,500		0	51,800	(3)	6,712

(1)	The dollar values of the restricted stock set forth in the table above are based on the closing market price of the Class A Common Stock on the date of grant. No cash consideration was paid for such shares. As of December 31, 2005, the amount, and market value (closing price of the Class A Common Stock), of the restricted shares owned by each of the named executive officers were as follows: Mr. Christian: 9,207 ($100,080); Mr. Goldstein: 6,249 ($67,927); Mr. Lada: 5,120 ($55,654); Mr. Bush: 5,120 ($55,654); Ms. Lobaito: 2,482 ($26,979); and Ms. Bobinski: 1,916 ($20,827). The grant of restricted stock lapses in 20% increments on March 1, 2006, 2007, 2008, 2009 and 2010 unless the officer is no longer an employee on the applicable date. Any restricted stock which has not lapsed is forfeited. Notwithstanding the above, if the officer is an employee upon the occurrence or deemed occurrence of a change in control, all restricted stock shall lapse. The restricted stock is entitled to participate in dividends the same as all Class A Common Stock.

(2)	In 2005, Mr. Christian received perquisites including payments by the Company of approximately $26,141 for personal use of a private airplane. Perquisites are valued based on the aggregate incremental cost to the Company. As permitted by SEC rules, other than for 2005 with respect to Mr. Christian, this column excludes perquisites and other personal benefits for the named executive officers if the total aggregate cost in a given year did not exceed the lesser of $50,000 or 10% of such officer’s combined salary and bonus for that year.

(3)	These options have been cancelled. On December 19, 2005, the board approved an offer to buy back all options granted to executive officers under the Company’s 2003 Stock Option Plan for the payment of $0.10 per share, a price determined after consulting an independent valuation firm, in return for the cancellation of such options. The decision to buy back and cancel the referenced stock options was made primarily to reduce share-based compensation expense that otherwise likely would be recorded in future periods following the Company’s then anticipated adoption in the first quarter of 2006 of Statement of Financial Accounting Standards No. 123(R) entitled “Share-Based Payment.” Also see footnote (4) below.

(4)	Consists of: (i) the Company’s matching contribution to the 401(k) plan in the amount of $1,000 for each of 2005, 2004 and 2003, (ii) amounts paid for cancellation of stock options originally granted in 2003 as follows: Mr. Christian, $33,934; Mr. Goldstein, $14,928; Mr. Lada, $14,421; Mr. Bush, $14,127; Ms. Lobaito, $5,321 and Ms. Bobinski, $5,180. (See “Ten-Year Option/ SAR Repricings” above) and (iii) the balance, split dollar and term life insurance premiums payments in 2005, 2004 and 2003.

Option Grants in Last Fiscal Year
      The following table sets forth certain information relating to option grants pursuant to the Company’s 2005 Plan in the year ended December 31, 2005 to the individuals named in the Summary Compensation Table above.
Option/ SAR Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed Annual
	Number of	% of Total			Rates of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to	Exercise or		Term(3)(4)
	Options/SARs	Employees in	Base Price	Expiration
	Granted(1)(2)	Fiscal Year	($/Sh)	Date	5%	10%

Edward K. Christian	41,431	15%	$14.70	6-14-15	$383,019	$970,646
Steven J. Goldstein	28,118	10%	$14.70	6-14-15	$259,944	$658,749
Warren S. Lada	23,042	8%	$14.70	6-14-15	$213,018	$539,828
Samuel D. Bush	23,042	8%	$14.70	6-14-15	$213,018	$539,828
Marcia K. Lobaito	11,169	4%	$14.70	6-14-15	$103,255	$261,667
Catherine A. Bobinski	8,623	3%	$14.70	6-14-15	$79,717	$202,020

(1)	None of the options granted were options with tandem SARs and no free-standing SARs were granted. See “Ten-Year Option/ SAR Repricing” above.

(2)	Granted to the named executive officers on June 14, 2005 pursuant to the 2005 Plan. The options become exercisable in 20% increments on March 1, 2006, 2007, 2008, 2009 and 2010, respectively. If a change of control (as defined in the 2005 Plan) occurs, these options would become immediately exercisable.

(3)	Potential Realizable Value is based on the assumed growth rates fro the ten-year option term. Five percent (5%) annual growth results in a stock price per share of $22.80 and 10% results in a stock price per share of $34.66.

(4)	The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the amounts reflected in this table.
Aggregated Option Exercises and Fiscal Year End Option Values
      The following table sets forth certain information with respect to options exercised during the year ended December 31, 2005, by the individuals named in the Summary Compensation Table and unexercised options to purchase our Common Stock granted to the individuals named in the Summary Compensation Table above.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options
			December 31, 2005(1)		at December 31, 2005(3)
	Shares Acquired	Value
Name	on Exercise(1)	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable

Edward K. Christian	0	$0	335,556	41,431	$121,357	$0
Steven J. Goldstein	0	0	201,983	28,118	$46,047	$0
Warren S. Lada	7,627	110,781	166,805	23,042	$26,968	$0
Samuel D. Bush	0	0	162,739	23,042	$69,571	$0
Marcia K. Lobaito	1,331	16,519	90,235	11,169	$14,822	$0
Catherine A. Bobinski	1,331	16,918	89,849	8,623	$14,822	$0

(1)	Reflects five-for-four stock splits effective July 31, 1995, April 30, 1996, April 1, 1997, May 29, 1998, December 15, 1999 and June 15, 2002.

(2)	Value realized is equal to the difference between the option exercise price and the fair market value of our Class A Common Stock at the date of exercise, multiplied by the number of options exercised.

(3)	Value is equal to the difference between the option exercise price and the closing price of our Class A Common Stock reported on the New York Stock Exchange on December 30, 2005 of $10.87, multiplied by the number of options held which were in-the-money. All of the unexercisable options were out-of-the-money.
Employment Contract
      Mr. Christian has an employment agreement with us which expires in March 2009. The agreement provides for certain compensation, death, disability and termination benefits, as well as the use of an automobile. The annual base salary under the agreement was $500,000 per year effective January 1, 2003, and subject to annual cost of living increases effective January 1 each year thereafter. Mr. Christian’s base salary was $530,438 per year for fiscal 2005, and is $549,000 per year for fiscal 2006. The agreement provides that he is eligible for annual bonuses and stock options to be awarded at the discretion of the board of directors. The agreement provides that Mr. Christian’s aggregate compensation in any year may not be less than his average aggregate annual compensation for the prior three years unless his or our performance shall have declined substantially. The agreement may be terminated by either party in the event of Mr. Christian’s disability for a continuous period of eight months, or an aggregate period of twelve months within any 18 month period. In addition, we may terminate the agreement for cause and Mr. Christian may terminate the agreement at any time after the sale of all or substantially all of the our assets or upon our the merger if the we are not the surviving entity.

      The agreement provides that upon our sale or transfer of control, (but excluding the sale or transfer of control which does not involve an assignment of control of licenses or permits issued by the FCC) Mr. Christian’s employment will be terminated and he will be paid an amount equal to five times the average of his total compensation for the preceding three years plus an additional amount as is necessary for applicable income taxes related to the payment. For the three years ended December 31, 2005, his average annual compensation, as defined by the employment agreement, was approximately $943,000.
      The agreement provides that Mr. Christian’s bonuses will be paid in accordance with the Chief Executive Officer Annual Incentive Plan. However, the board, in its discretion, may also award bonuses to Mr. Christian that are not in accordance with this Plan. Any such discretionary bonuses may not qualify as performance based compensation within the meaning of Section 162(m) of the Code.
      The agreement contains a covenant not to compete restricting Mr. Christian from competing with us in any of our markets during the term of the agreement and for a three year period thereafter.
CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS
WITH DIRECTORS AND MANAGEMENT
Commissions Paid to Affiliates of Directors
      In March 2004, in connection with our acquisition of the Minnesota News and Farm Networks for approximately $3,250,000, a company controlled by Gary Stevens, a member of our board of directors, received a brokerage commission of approximately $122,000 from the seller.
Other Transactions
      On April 1, 2003, we acquired an FM radio station (WINQ-FM) in the Winchendon, Massachusetts market for approximately $290,000 plus an additional $500,000 if within five years of closing we obtain approval from the FCC for city of license change. The radio station was owned by a company in which Robert Maccini, a member of our Board of Directors, is an officer and director of, and has a 33% voting ownership interest, and 26% non-voting ownership interest. We began operating this station under the terms of a Time Brokerage Agreement on February 1, 2003.
      In March 2003, we entered into an agreement of understanding with Surtsey Productions, Inc. whereby we have guaranteed up to $1,250,000 of the debt incurred by Surtsey Productions, and its subsidiary Surtsey Media, LLC, in closing the acquisition of a construction permit for KFJX-TV station in Pittsburg, Kansas. Surtsey Productions is a multi-media company 100%-owned by Dana Raymant, the daughter of Mr. Christian, our President, Chief Executive Officer and Chairman. At December 31, 2005 there was $1,061,000 of debt outstanding under this agreement. In consideration for the guarantee, a subsidiary of Surtsey Productions has entered into various agreements with us relating to the station, including a Shared Services Agreement, Technical Services Agreement, Agreement for the Sale of Commercial Time, Option Agreement and Broker Agreement. We do not have any recourse provision in connection with our guarantee that would enable us to recover any amounts paid under the guarantee, other than as provided in our various agreements. We paid fees under the agreements during 2005 of approximately $4,100 per month ($4,000 per month during 2004 and 2003) plus accounting fees and reimbursement of expenses actually incurred in operating the station. The station, a new full power Fox affiliate, went on the air for the first time on October 18, 2003. Under the FCC’s ownership rules we are prohibited from owning or having an attributable or cognizable interest in this station.

      Surtsey Productions owns the assets of television station KVCT in Victoria, Texas. We operate KVCT under a TBA with Surtsey Productions. Under the FCC’s ownership rules, we are prohibited from owning or having an attributable or cognizable interest in this station. Under the 16 year TBA, we pay Surtsey Productions fees of $3,000 per month plus accounting fees and reimbursement of expenses actually incurred in operating the station.
      Surtsey Productions leases office space in a building owned by us and paid us rent of approximately $21,000 during the year ended December 31, 2005 and $33,000 during each of the years ended December 31, 2004 and 2003.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities (“insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the year 2005, we believe that our officers and directors complied with all applicable reporting requirements for the year 2005, except that Mr. Brady filed one late Form 5 reporting three transactions on the same day, Mr. Goldstein filed one late Form 4 reporting fourteen transactions on the same day and Mr. Lada filed one late Form 4 reporting three transactions on one day and three transactions on the following day.
OTHER MATTERS
      Management does not know of any matters which will be brought before the Annual Meeting other than those specified in the notice thereof. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the form of proxy, or their substitutes acting thereunder, will vote thereon in accordance with their best judgment.
STOCKHOLDER PROPOSALS AND
DIRECTOR NOMINATIONS FOR 2007 ANNUAL MEETING
      Stockholder proposals that are intended to be presented, and stockholder recommendations of nominees for directors to be elected, at our 2007 Annual Meeting of Stockholders must be received at our offices, 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236, no later than December 22, 2006, to be considered for inclusion in our proxy statement and proxy card relating to that meeting. Stockholder proposals which are not to be included in our proxy statement for the 2007 Annual Meeting must be submitted in accordance with our bylaws, which set forth the information that must be received no later than February 14, 2007. All proposals should be directed to the Secretary, and should be sent certified mail, return receipt requested in order to avoid confusion regarding dates of receipt. If the date for the 2007 Annual Meeting is significantly different than the first anniversary of the 2006 Annual Meeting, our bylaws and SEC rules provide for an adjustment to the notice periods described above. We expect the persons named as proxies for the 2007 Annual Meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of such proposal complying with the applicable requirements.
      Under our bylaws, stockholders who intend to nominate candidates for election as a director at the 2007 Annual Meeting must submit a notice of such intent. The notice must be received not less than 90 days prior to the Annual Meeting (unless notice of the meeting is given less than 40 days prior to the meeting, in which case the stockholder’s notice must be received not later than 10 days following the date the notice of the meeting was mailed). The notice should contain the information required by our bylaws and be sent to Saga Communications, Inc., 73 Kercheval Avenue, Grosse Pointe Farms, Michigan 48236, Attention: Secretary, via certified mail, return receipt requested in order to avoid confusion regarding dates of receipt.
EXPENSE OF SOLICITING PROXIES
      All the expenses of preparing, assembling, printing and mailing the material used in the solicitation of proxies by the Board will be paid by us. In addition to the solicitation of proxies by use of the mails, our officers and regular employees may solicit proxies on behalf of the board by telephone, telegram or personal interview, the expenses of which will be borne by us. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by such persons at our expense.

By order of the Board of Directors,

MARCIA LOBAITO
Secretary
Grosse Pointe Farms, Michigan
April 21, 2006

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Annual Meeting Proxy Card	C0123456789

Election of Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Jonathan Firestone	☐	☐	05 - Clarke Brown	☐	☐

02 - Brian W. Brady	☐	☐	06 - Robert J. Maccini	☐	☐

03 - Edward K. Christian	☐	☐	07 - Gary Stevens	☐	☐

04 - Donald J. Alt	☐	☐
Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP to serve as the independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. When shares are held in more than one name, including joint tenants, each party should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign full partnership name by duly authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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1 U P X	0 0 8 5 8 8 1	+

Proxy - Saga Communications, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Edward K. Christian, Samuel D. Bush and Marcia K. Lobaito, or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Class A Common Stock, $.01 par value, of the undersigned in Saga Communications, Inc. at the Annual Meeting of its Stockholders to be held May 15, 2006 or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR the listed nominees in Proposal 1 and FOR Proposal 2.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR ALL LISTED NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.
Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by signing, dating and returning your proxy card in the enclosed envelope.

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 15, 2006.
THANK YOU FOR VOTING